Exhibit 99.1
Century Reports 2006 Financial Results

MONTEREY, CA. Feb. 20, 2007 -- Century Aluminum Company (NASDAQ: CENX) today reported a net loss of $119.1 million ($3.67 per basic and diluted share) for the fourth quarter of 2006. Reported fourth quarter results were impacted by a net after-tax charge of $174.3 million ($5.37 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting and by a gain on the sale of surplus land. The dilutive effect of the convertible notes, options and performance shares would reduce Basic EPS by $0.06 per share.

For the fourth quarter of 2005, the company reported a net loss of $148.7 million ($4.62 per basic and diluted share). Reported results for this quarter were impacted by an after-tax charge of $164.6 million ($5.12 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting. The dilutive effect of the options and performance shares would reduce Basic EPS by $0.01 per share.

Recent highlights include:
•	2006 was a record year for primary aluminum shipments (up 10 percent over 2005), net sales (up 38 percent), operating income (up 144 percent) and net cash provided by operations (up 37 percent).
•	The expansion of the Grundartangi, Iceland plant to 220,000 tonnes was completed in December, on schedule and on budget.
•	The further expansion of Grundartangi to 260,000 tonnes is proceeding on schedule and on budget.
•	Hawesville achieved record production and safety results in 2006.
•	Ravenswood, which was impacted by a labor-related potline shutdown in August, is now operating normally.
•	We continue to make progress on the Helguvik greenfield project.

For 2006, Century reported a net loss of $41.0 million ($1.26 per basic and diluted share). Total year results include a net after-tax charge of $241.7 million ($7.46 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting and by a gain on the sale of surplus land. The dilutive effect of the convertible notes, options and performance shares would reduce Basic EPS by $0.17 per share.

For 2005, the company reported a net loss of $116.3 million ($3.62 per basic and diluted share). Reported results for this year were impacted by an after-tax charge of $198.2 million ($6.17 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting. The dilutive effect of the options and performance shares would reduce Basic EPS by $0.01 per share.

Sales for the fourth quarter of 2006 were $424.4 million compared with $292.9 million for the fourth quarter of 2005. Shipments of primary aluminum for the 2006 fourth quarter were 181,675 tonnes, compared with 156,015 tonnes shipped in the year-ago quarter.

Sales for 2006 were $1.6 billion compared with $1.1 billion for 2005, and total 2006 primary aluminum shipments of 679,939 tonnes compared with 615,842 tonnes shipped in 2005.

“In a year of robust commodity markets, we achieved important milestones and posted record results,” said president and chief executive officer Logan W. Kruger. “We concluded labor contracts with the United Steelworkers at both of our operated U.S. smelters. The innovative agreement with the power provider at Ravenswood provides for shared gains at today’s metal prices and an acceptable rate during lower market environments. Hawesville achieved the highest production in the plant’s 36 year history.

“At Nordural, we completed a major brownfield expansion from 90,000 to 220,000 tonnes on schedule and budget. We secured the energy required to accelerate a further expansion to 260,000 tonnes from late 2008 to the fourth quarter of 2007; this project also remains on schedule and on budget. We achieved a significant milestone for our Helguvik greenfield venture when we signed a memorandum of understanding with Iceland’s two major geothermal power providers to purchase electrical energy for the project.

“I am pleased with the performance of the entire Century team. We enter 2007 as a larger and more competitive company, well positioned for further profitable growth.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an ownership interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
NET SALES:
Third-party customers	$332,282	$247,770	$1,299,035	$961,335
Related parties	92,085	45,104	259,531	171,027
	424,367	292,874	1,558,566	1,132,362

COST OF GOODS SOLD	331,291	258,170	1,210,044	970,685

GROSS PROFIT	93,076	34,704	348,522	161,677

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,724	9,827	39,363	34,773

OPERATING INCOME	82,352	24,877	309,159	126,904

INTEREST EXPENSE - Net	(10,272)	(5,976)	(35,297)	(24,301)
NET LOSS ON FORWARD CONTRACTS	(282,891)	(257,218)	(389,839)	(309,698)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	-	-	-	(835)
OTHER INCOME (EXPENSE) - Net	7,019	(428)	6,898	275
LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(203,792)	(238,745)	(109,079)	(207,655)
INCOME TAX BENEFIT	79,716	88,275	52,041	80,697
LOSS BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(124,076)	(150,470)	(57,038)	(126,958)
EQUITY IN EARNINGS OF JOINT VENTURES	4,953	1,812	16,083	10,703

NET LOSS	$(119,123)	$(148,658)	$(40,955)	$(116,255)

LOSS PER COMMON SHARE
Basic - Net loss	$(3.67)	$(4.62)	$(1.26)	$(3.62)
Diluted - Net loss	$(3.67)	$(4.62)	$(1.26)	$(3.62)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	32,457	32,181	32,395	32,136
Diluted	32,457	32,181	32,395	32,136

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)
	December 31,	December 31,
ASSETS	2006	2005
Current Assets:
Cash	$96,365	$17,752
Restricted cash	2,011	2,028
Accounts receivable - net	113,371	83,016
Due from affiliates	37,542	18,638
Inventories	145,410	111,436
Prepaid and other current assets	19,830	23,918
Deferred taxes - current portion	103,110	37,705
Total current assets	517,639	294,493
Property, plant and equipment - net	1,218,777	1,070,158
Intangible asset - net	61,594	74,643
Goodwill	94,844	94,844
Other assets	292,380	143,293
Total	$2,185,234	$1,677,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable, trade	$64,849	$61,919
Due to affiliates	282,282	158,682
Accrued and other current liabilities	75,143	53,715
Long term debt - current portion	30,105	581
Accrued employee benefits costs - current portion	11,083	9,333
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	646,277	467,045

Senior unsecured notes payable - net	250,000	250,000
Nordural debt	309,331	230,436
Revolving credit facility	-	8,069
Accrued pension benefit costs - less current portion	19,239	10,350
Accrued postretirement benefits costs - less current portion	206,415	96,660
Due to affiliates - less current portion	554,864	337,416
Other liabilities	27,811	28,010
Deferred taxes	41,587	16,890
Total noncurrent liabilities	1,409,247	977,831

Shareholders' Equity:
Common stock (one cent par value, 100,000,000 shares authorized; 32,457,670 shares outstanding at December 31, 2006 and 32,188,165 at December 31, 2005)	325	322
Additional paid-in capital	432,270	419,009
Accumulated other comprehensive loss	(166,572)	(91,418)
Accumulated deficit	(136,313)	(95,358)
Total shareholders' equity	129,710	232,555
Total	$2,185,234	$1,677,431

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Year ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,955)	$(116,255)
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized net loss on forward contracts	333,081	306,756
Depreciation and amortization	69,220	56,533
Deferred income taxes	(126,342)	(59,834)
Pension and other post retirement benefits	14,561	12,381
Workers' compensation	987	(1,572)
Stock-based compensation	5,694	-
Excess tax benefits from share based compensation	(1,394)	-
Gain on disposal of assets	(6,851)	(32)
Non cash loss on early extinguishment of debt	-	253
Change in operating assets and liabilities:
Accounts receivable - net	(30,355)	(3,440)
Due from affiliates	(18,904)	(4,267)
Inventories	(28,524)	(152)
Prepaid and other current assets	89	(10,092)
Accounts payable, trade	9,608	8,528
Due to affiliates	9,701	920
Accrued and other current liabilities	18,965	(32,664)
Other - net	(23,228)	(22,127)
Net cash provided by operating activities	185,353	134,936

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(23,602)	(18,027)
Nordural expansion	(193,511)	(280,086)
Proceeds from sale of property, plant and equipment	7,759	124
Restricted and other cash deposits	(2,583)	(350)
Business acquisitions, net of cash acquired	-	(7,000)
Net cash used in investing activities	(211,937)	(305,339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	109,000	222,937
Repayment of long-term debt	(581)	(83,279)
Net borrowings (repayments) under revolving credit facility	(8,069)	8,069
Financing fees	-	(5,132)
Excess tax benefits from share based compensation	1,394	-
Dividends	-	(16)
Issuance of common stock	3,453	1,408
Net cash provided by financing activities	105,197	143,987

NET INCREASE (DECREASE) IN CASH	78,613	(26,416)

CASH, BEGINNING OF PERIOD	17,752	44,168

CASH, END OF PERIOD	$96,365	$17,752

Century Aluminum Company
Selected Operating Data
(Unaudited)
SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	Pounds (000)	$/Pound	Metric Tons	Pounds (000)	Revenue (000)
2006
4th Quarter	131,041	288,895	$1.12	50,634	111,630	$100,847
3rd Quarter	126,810	279,568	$1.07	42,788	94,331	$81,424
2nd Quarter	132,590	292,311	$1.12	39,125	86,255	$77,702
1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166
Total	522,819	1,152,617	$1.09	157,120	346,390	$305,139

2005
4th Quarter	132,713	292,581	$0.88	23,302	51,372	$35,703
3rd Quarter	129,555	285,619	$0.83	23,435	51,665	$33,175
2nd Quarter	130,974	288,748	$0.86	23,025	50,761	$34,174
1st Quarter	130,083	286,783	$0.88	22,756	50,168	$33,372
Total	523,324	1,153,731	$0.86	92,518	203,966	$136,424

(1) Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of December 31, 2006

	2007(1) (2)	2008(2)	2009(2)	2010(2)	2011-2015(2)
Base Volume
Pounds (000)	380,160	240,745	231,485	231,485	826,733
Metric Tons	172,438	109,200	105,000	105,000	375,000
Percent of estimated capacity	22%	14%	13%	13%	9%

Potential Additional Volume(2)
Pounds (000)	111,113	220,903	231,485	231,485	826,733
Metric Tons	50,400	100,200	105,000	105,000	375,000
Percent of estimated capacity	7%	12%	13%	13%	9%

(1)	The forward priced sales in 2007 exclude January 2007 shipments to customers that are priced based upon the prior month's market price.
(2)
Certain financial sales contracts included in the forward priced sales base volume for the period 2007 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price. These contracts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential additional sales volume would be equivalent to the amounts shown above.